                                                                    Exhibit 99.1

                                  CERTIFICATION

                       (Pursuant to 18 U.S.C. Section 1350
The undersigned hereby certifies that, to the best of his knowledge, (i) the foregoing Quarterly Report on Form 10-Q SB filed by Yadkin Valley Company (the "Company") for the quarter ended March 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2003                                 /s/ David S. Perry
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                                         David S. Perry, President and Principal
                                                   Financial Officer